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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 8-K


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) May 29, 2003
                                                 ------------

                                      UICI
             (Exact name of registrant as specified in its charter)


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
                  Delaware                                        001-14953                     75-2044750
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(State or other jurisdiction of incorporation                 (Commission File                (IRS Employer
              or organization)                                      Number)                Identification No.)

9151 Grapevine Highway, North Richland Hills, Texas                                                 76180
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  (Address of principal executive offices)                                                       (Zip Code)
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Registrant's telephone number, including area code:  (817) 255-5200
                                                     --------------



                                 Not Applicable
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          (Former name or former address, if changed since last report)


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ITEM 5.       OTHER EVENTS

         On May 30, 2003, UICI announced that its Board of Directors, at a meeting held on May 29, 2003, adopted a plan to close by sale or wind down its Senior Market Division, which it established in 2001 to develop long-term care and Medicare supplement insurance products for the senior market. The Senior Market Division generated operating losses of $7.5 million and $2.1 million in 2002 and 2001, respectively, and the Company anticipates that the Division will continue to generate operating losses in 2003.

         The MEGA Life and Health Insurance Company and Mid-West National Life Insurance Company of Tennessee (the Company's wholly owned subsidiaries and issuers of all of the Company's long term care and Medicare supplement policies) will continue to honor their commitments under and administer all insurance contracts issued to date.

         As a result of the adoption of the plan to close the Senior Market Division, the Company's Senior Market Division currently anticipates recording in the quarter ending June 30, 2003 a pre-tax loss in the amount of approximately $12.0 million ($(0.16) per share net of tax), consisting of a write off of impaired assets, operating losses to be incurred at the Senior Market Division through the close-down date and costs to be incurred through June 30 associated with the wind down and closing of the operations. The Company currently anticipates incurring additional exit costs in an immaterial amount, substantially all of which costs will be expensed as incurred in future periods in accordance with Financial Accounting Standards Board Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities.

         A copy of the Company's May 30, 2003 press release is filed as an exhibit hereto, the terms of which are incorporated herein by reference thereto.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         Exhibit 99.1      Press Release dated May 30, 2003.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                               UICI
                                                  ------------------------------
                                                  (Registrant)

Date     June 2, 2003                         By       /s/ Mark D. Hauptman
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                                                    Mark D. Hauptman
                                                    Vice President and Chief
                                                    Financial Officer